UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/16/2012

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33590

Delaware	98-0551260
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1350 Ave of the Americas

2nd Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(646) 380-2443

(Registrant’s telephone number, including area code)

717 Fifth Avenue

9th Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on October 31, 2011, MF Global Holdings Ltd. (the “Company”) and its affiliated debtor, MF Global Finance USA Inc., filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Additionally, on December 19, 2011, MF Global Capital LLC, MF Global FX Clear LLC, and MF Global Market Services LLC each filed a voluntary petition for relief under the Bankruptcy Code in the Bankruptcy Court. The chapter 11 cases for the Company, MF Global Finance USA Inc, MF Global Capital LLC, MF Global FX Clear LLC, and MF Global Market Services LLC (the “Debtors”) have been assigned to the Honorable Judge Martin Glenn and are being jointly administered under the caption “In re MF Global Holdings Ltd., et al.” Case No. 11-15059 (MG). On February 16, 2012, the Debtors filed their monthly operating report for the period from January 1, 2012 through January 31, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court and with the United States Trustee. Financial information related to MF Global Capital LLC, MF Global FX Clear LLC, and MF Global Market Services LLC for the period 12/19/11 through 12/31/11 has also been included herein. The Monthly Operating Report is attached as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared by the Debtors with the assistance of its advisors solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court and the Bankruptcy Code. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Registrant’s financial condition, results of operations, and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate,” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” often identify forward-looking statements. The Registrant believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain, and the Registrant may not realize its expectations and its beliefs may not prove correct. The Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. The Registrant’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Registrant’s control. Such factors include, without limitation: (i) the ability of the Registrant to develop, prosecute, confirm, and consummate any plan of reorganization or liquidation with respect to the Chapter 11 Proceeding; (ii) the Registrant’s ability to obtain Court approval with respect to motions in the Chapter 11 Proceeding; and (iii) the potential adverse impact of the Chapter 11 Proceeding on the Registrant’s liquidity or results of operations. This list is not intended to be exhaustive. The Registrant’s informational filings with the Court, including this Monthly Operating Report, are available to the public at the office of the Clerk of the Bankruptcy Court.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is filed as part of this Report.

Exhibit 99.1	Monthly Operating Report for the period January 1, 2012 through January 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MF Global Holdings Ltd.

Date: February 21, 2012	By:	/s/ Henri Steenkamp
	Name:	Henri Steenkamp
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Monthly Operating Report for the period from January 1, 2012 through January 31, 2012, filed with the United States Bankruptcy Court for the Southern District of New York.